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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report, included in this registration statement, dated February 16, 1998 (except with respect to the matter discussed in Note 15, as to which the date is March 16, 1998) included in Qwest Communications International Inc's Amendment No. 1 to Form S-4 Registration Statement and to all references to our Firm included in this registration statement.

                                          Arthur Andersen LLP

Washington, D.C.
December 3, 1998